UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 20, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 20, 2015, Hawaiian Electric Industries, Inc. (HEI) settled the remaining portion of its obligations under the forward agreements with JPMorgan Chase Bank, National Association, London Branch (Forward Agreements), by physically delivering 4,700,000 shares of HEI common stock and receiving cash proceeds of $104.5 million. The Forward Agreements have been fully settled. The forward sale price was the initial public offering price of $26.75, less the underwriters’ discount and adjustments in accordance with the terms of the Forward Agreements. The proceeds will be used to fund HEI’s equity contribution to its wholly-owned subsidiary Hawaiian Electric Company, Inc., for the reduction of debt and for general corporate purposes.

See HEI’s Form 8-K filed on March 25, 2013 for a more detailed discussion of the equity forward transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ James A. Ajello
James A. Ajello
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 23, 2015